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Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members
First Wind Holdings, LLC,
    (formerly known as UPC Wind Partners, LLC):

        The audits referred to in our report dated July 29, 2008 included the related financial statement schedule as of December 31, 2006 and 2007 and for each of the years in the three-year period ended December 31, 2007, included in the registration statement. This financial schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        The audit report on the consolidated financial statements of First Wind Holdings, LLC and subsidiaries referred to above contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and negative operating cash flows, has an accumulated deficit amounting to $116.4 million as of December 31, 2007, and does not have sufficient resources available to meet its funding needs through January 1, 2009. Those conditions raise substantial doubt about its ability to continue as a going concern. The financial statement schedule included in the registration statement does not include any adjustments that might result from the outcome of this uncertainty.

        We consent to the use of our report dated July 29, 2008 with respect to the consolidated balance sheets of First Wind Holdings, LLC and subsidiaries as of December 31, 2006 and 2007, and the related consolidated statements of operations, members capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 2007, and our report set forth above on the related financial statement schedule, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
October 8, 2008

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  Exhibit 23.1
Report and Consent of Independent Registered Public Accounting Firm